UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Applied Materials, Inc. held its Annual Meeting of Stockholders (“Annual Meeting”) on March 9, 2010. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of 11 directors to serve for a one-year term and until their successors have been elected and qualified:

Name of Director	For	Withheld	Broker Non-Votes
Aart J. de Geus	963,145,231	14,276,897	174,764,638
Stephen R. Forrest	963,602,135	13,819,992	174,764,638
Thomas J. Iannotti	962,727,267	14,694,861	174,764,638
Susan M. James	961,147,033	16,275,094	174,764,638
Alexander A. Karsner	962,332,579	15,089,548	174,764,638
Gerhard H. Parker	963,802,508	13,619,619	174,764,638
Dennis D. Powell	959,880,149	17,541,979	174,764,638
Willem P. Roelandts	963,212,664	14,209,463	174,764,638
James E. Rogers	658,152,645	319,269,482	174,764,638
Michael R. Splinter	934,120,589	43,301,538	174,764,638
Robert H. Swan	963,278,305	14,143,823	174,764,638

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of KPMG LLP as Applied Materials’ independent registered public accounting firm for fiscal year 2010:

For	Against	Abstain	Broker Non-Votes
1,138,276,755	10,847,408	3,062,602	0

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: March 12, 2010

	By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney Senior Vice President General Counsel and Corporate Secretary